Exhibit 10.35

EIGHTH AMENDMENT TO

ASSET PURCHASE AGREEMENT

THIS EIGHTH AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of this 28th day of December, 2018 (“Amendment Date”), by and between GNP GROUP OF PINEVILLE, LLC, a North Carolina limited liability company (“Seller”), and LODGING FUND REAL ESTATE INVESTMENT TRUST III, LLC, a Delaware limited partnership real estate investment trust (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into an Asset Purchase Agreement with an effective date of October 5, 2018, as amended (the “Purchase Agreement”), for the purchase and sale of the Hampton Inn & Suites Charlotte/Pineville located at 401 Towne Centre Boulevard, Pineville, North Carolina 28134;

WHEREAS, Seller and Buyer desire to enter into this Eighth Amendment for the purpose of evidencing their mutual understanding and agreement regarding certain modifications to the Purchase Agreement as more specifically set forth hereinbelow.

NOW, THEREFORE, for and in consideration of the premises hereto, the keeping and performance of the covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer intending to be legally bound, agree and amend the Purchase Agreement as follows:

1.                                      Capitalized Terms.  Capitalized terms under in this Amendment that are not specifically defined herein shall have the meanings given such terms in the Purchase Agreement.

2.                                      Incorporation of Recitals. The Recitals above constitute material and operative provisions in this Amendment, they are incorporated by reference.

3.                                      Due Diligence. Buyer is satisfied with Due Diligence, and is prepared to continue to closing on the terms of Asset Purchase Agreement. The Earnest Money Deposit is non-refundable to Buyer, with the exception of financing contingency pursuant to paragraph 10.6 (Buyer Financing) of the Asset Purchase Agreement, as amended.

4.                                      Purchase Price. The purchase price as described in 2.1 of Purchase Agreement is Thirteen Million Eight Hundred Nine-Seven Thousand Three Hundred Fifty-Eight Dollars ($13,897,358.00).

5.                                      Seller Repairs. By June 30, 2020, Seller shall complete the items listed on Schedule 6, which is attached hereto, and incorporated by reference.

6.                                      Base NOI. The Base NOI as defined under Exhibit 2.2 (b) Defined Terms, is now defined to mean One Million Two Hundred Sixty-Six Thousand Eight Hundred Twenty-Nine Dollars ($1,266,829.00).

7.                                      Closing Date. Closing will take place 30 days, on a date mutually agreed to, after approval of loan assumption.

8.                                      Miscellaneous.

a.              Amendment. This Amendment and the Asset Purchase Agreement together with all amendments, will not be amended, altered, or terminated except by a writing executed by each Party.

b.              Choice of Law. This Amendment and the Asset Purchase Agreement together with all amendments shall be governed in all respects by the laws of the State of North Carolina.

c.               Headings. The paragraph headings used in this Amendment are included solely for convenience.

d.              Entire Agreement. This Amendment, together with the Asset Purchase Agreement as amended, sets forth the entire understanding of the Parties as it relates to the subject matter contained herein.

e.               Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all counterparts, when taken together, will constitute one and the same agreement.

f.                Facsimile Execution. The Parties agree that signatures on this Eighth Amendment may be delivered by facsimile in lieu of an original signature, and the Parties agree to treat facsimile signatures as original signatures and agree to be bound by this provision.

Signatures on the next page

The Parties have executed this Amendment on the following dates to be effective as of the Effective Date:

Dated:

SELLER

GNP Group of Pineville, LLC
a North Carolina limited liability company

/s/ Nishith Patel
By: Nishith Patel
Its: Manager

Dated:

BUYER

Lodging Fund Real Estate Investment Trust III, LP
a Delaware limited partnership

/s/ David Durell
By: David Durell
Its: Chief Acquisition Officer

Schedule 6

Seller Repairs

1.	Repair seal around windows in connection with the fitness room (ref. PCR 4.3.2)

2.	Repair or replace metal doors servicing rooftop equipment room and pool equipment room (ref. PCR 4.3.3)

3.	In all guest bathroom shower, secure any loose supply pipes (ref. PCR 5.1)

4.	Replace elevator fan unit if prior to June 30, 2020 it becomes 5 years old from date of installation. (ref. PCR 5.2)

5.	The 3-Ton FCU-6 fan unit’s, fan coil is frozen, and needs repair or replace (PCR 5.2)

6.	Add outside air intake for filters to the 10-ton RTU Guest Corridor units (PCR 5.2)

7.	Repair, replace, or service PTAC units with dirty coils (PCR 5.2)

8.	Remove electrical conduit in all stairwells that do not serve stairwells in order to comply with fire code. (PCR 5.3)

9.	Reduce height of any trees that may contact exterior pole lighting heads, to avoid contact (PCR 5.3)

10.	Provide updated elevator inspection, and continue to inspect as required (PCR 5.4.1)

11.	Replace all sprinkler heads that are under recall (Central Type GB 1996) (PCR 5.5.1).

12.	Conduct 5-year inspection on risers, and ensure proper placement of inspection tag (PCR 5.5.1)

13.	Remove wiring, and apply proper fire stop assembly on exterior stairwell walls (PCR 5.5.1)

14.	Replace and update all smoke detectors as recommended by fire code, if any (PCR 5.5.2)

15.	Meet ADA requirement in elevators for those that do not meet accessibility requirements for signage and hearing impaired (PCR 7.0)

16.	Comply with ADA requirement for pool lift (PCR 7.0)

17.	Install any ADA communication requirements for non-ADA guest rooms (PCR 7.0).